THIRD AMENDMENT TO CREDIT AGREEMENT
                                   AND WAIVER

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of the 15th day of March, 2000 (this "Amendment"), is made among PENN-AMERICA GROUP, INC., a Pennsylvania corporation (the "Borrower"), the banks and financial institutions from time to time party to the Credit Agreement (as defined herein) (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     A. The Borrower, the Lenders and the Agent are parties to a Credit Agreement, dated as of September 28, 1998 (as previously amended, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meaning given to them in the Credit Agreement.

     B. The Borrower has notified the Agent that it has made loans to certain employees in an aggregate amount not exceeding $500,000 for the purpose of purchasing Capital Stock of the Borrower, which has resulted in an breach or violation of Sections 5.9, 8.5 and 8.7 of the Credit Agreement (the "Specified Events of Default"). The Borrower has requested that the Lenders waive the Specified Events of Default and make certain requested amendments to the Credit Agreement, effective as of January 1, 2000. The Lenders have agreed to waive the Specified Events of Default and effect such amendments, upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

     1.1 Margin Regulations. Section 5.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          5.9 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (other than Borrower Margin Stock). No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case if such

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     action would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

     1.2 Investments. Section 8.5 of the Credit Agreement is amended by (x) deleting the words "and" at the end of clause (vii) thereof, (y) deleting the period (".") at the end of subclause (d) of clause (viii) thereof and replacing it with "; and", and (z) adding a new clause (ix) as follows:

          (ix) other Investments by the Borrower consisting of loans to employees of the Borrower or a Subsidiary not exceeding $ 1,000,000 in aggregate principal amount outstanding at any time for the purpose of purchasing Capital Stock of the Borrower.

     1.3 Transactions with Affiliates. Section 8.7 of the Credit Agreement is amended by (x) deleting the word "and" at the end of clause (i) thereof, (y) deleting the period (".") at the end of clause (ii) thereof and replacing it with "; and", and (z) adding a new clause (iii) as follows:

          (iii) loans to employees permitted under clause (ix) of Section 8.5.


                                   ARTICLE II

                                 LIMITED WAIVER

     Based upon the representations and warranties contained herein, the Lenders hereby waive the Specified Events of Default. This Waiver is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or a waiver of any Default or Event of Default except as expressly set forth herein with respect to the Specified Events of Default.

                                  ARTICLE III

                                 EFFECTIVE DATE

     This Amendment shall be effective as of January 1, 2000.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Agent and each Lender as follows:

     4.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is

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expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     4.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     5.2 Governing Law . This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     5.3 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     5.7 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                              PENN-AMERICA GROUP, INC.

                              By: /s/ Rosemary Ferrero

                              Title: Vice President Finance


                              FIRST UNION NATIONAL BANK,
                              as Agent and as Lender

                              By: /s/ Thomas L. Stitchberry

                              Title: Senior Vice President


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